UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 8, 2008

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Address of principal executive offices)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “SAFLINK” refer to SAFLINK Corporation, a Delaware corporation.

Item 8.01. Other Events.

A special meeting of our stockholders was held on February 7, 2008. Our stockholders considered four proposals, which were all overwhelmingly approved. The first proposal was to approve the merger of Saflink and IdentiPHI, pursuant to which each share of IdentiPHI common stock outstanding at the effective time of the merger would be converted into the right to receive 6.1498 shares of Saflink common stock and IdentiPHI would become a wholly-owned subsidiary of Saflink. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
91,721,745	1,713,280	100,098	—

The foregoing proposal was approved. The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting was required to approve the merger.

The second proposal was to amend Saflink’s certificate of incorporation to increase the number of shares of common stock authorized for issuance from 200,000,000 shares to 1,500,000,000 shares and to effect a reverse split of Saflink’s outstanding common stock by a ratio of between 1-for-5 and 1-for-15. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
88,800,952	4,508,136	226,035	—

The foregoing proposal was approved. The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting was required to approve the amendment to our certificate of incorporation to increase the authorized number of shares of common stock and to effect the reverse stock split.

The third proposal was to approve the Saflink 2007 Equity Incentive Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
72,651,722	19,914,667	968,734	—

The foregoing proposal was approved. The affirmative vote of a majority of the shares voting on the proposal was required to approve the 2007 Equity Incentive Plan.

The fourth proposal was to approve the adjournment or postponement of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals listed above. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
82,499,836	10,335,519	699,768	—

The foregoing proposal was approved. The affirmative vote of a majority of the shares voting on the proposal is required to approve the adjournment or postponement of the special meeting if necessary to solicit additional proxies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK CORPORATION

Dated: February 8, 2008	By:	/s/ Jeffrey T. Dick
Jeffrey T. Dick Chief Financial Officer